Exhibit 5

United States Steel Corporation Law Department 600 Grant Street Pittsburgh, PA 15219-4776 412 433 2890 Fax: 412-433-2811 email: aphillips@uss.com	Arden T. Phillips Associate General Counsel & Corporate Secretary

March 3, 2016

Board of Directors

United States Steel Corporation

600 Grant Street

Pittsburgh, PA 15219

Ladies and Gentlemen:

In connection with the registration statement on Form S-3 (the “Registration Statement”) filed by United States Steel Corporation. (“U. S. Steel”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the offer and sale from time to time of senior debt securities, subordinated debt securities, common stock, preferred stock, warrants, depositary shares, stock purchase contracts, and stock purchase units (in each case, “Primary Securities”) as well as the sale of U. S. Steel’s senior debt securities, subordinated debt securities, common stock, preferred stock, warrants, depositary shares, purchase contracts, purchase units and guarantees from time to time by certain of U. S. Steel’s security holders to be named in a prospectus supplement (the “Selling Securityholders”), pursuant to Rule 415 of the General Rules and Regulations promulgated under the Act (the “Secondary Securities” and collectively with the Primary Securities, the “Securities”), I, in my capacity as Associate General Counsel & Corporate Secretary of U. S. Steel, have examined such corporate records, certificates and other documents of U. S. Steel and such questions of law as I, or those under my supervision, have considered relevant and necessary as a basis for my opinion.

Based upon my review, I am of the opinion that:

1. U. S. Steel has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware.

2. When (a) the Registration Statement has become effective under the Securities Act and the applicable indenture and any supplemental indenture thereto relating to the Primary Securities that are debt securities have been qualified under the Trust Indenture Act of 1939, as amended; (b) an appropriate prospectus supplement with respect to the Primary Securities that are debt securities and related guarantees, if any, has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations; (c) the applicable indenture and any supplemental indenture relating to the Primary Securities which are debt securities and related guarantees, if any, have been duly authorized, executed and delivered by U. S. Steel, the applicable guarantors, if any, and the other parties thereto; (d) final resolutions have been duly adopted by U. S. Steel’s Board of Directors or a duly authorized committee and the boards of directors, general partners, members or managers of the guarantors, if any, thereof, authorizing the issuance and sale of the Primary Securities which are debt securities and related guarantees, if any, as contemplated by the Registration Statement and any prospectus supplement relating thereto, and if in an underwritten offering, in accordance with the terms and conditions of the applicable underwriting agreement, and the debt securities and related guarantees, if any, are issued in a manner consistent therewith; (e) the terms of the Primary Securities which are debt securities and related guarantees, if any, and of their issue and sale have been duly established in conformity with any indenture, including any applicable supplemental indenture, relating to the Primary Securities which are debt securities and related guarantees, if any, so as to not violate any applicable law or agreement or instrument then binding on U. S. Steel and the applicable guarantors, if any; and (f) the Primary Securities which are debt securities and related guarantees, if any, have been duly executed, authenticated and delivered in accordance with such indenture, including any applicable supplemental indenture, and issued and sold as contemplated in the Registration Statement and any prospectus supplement relating thereto, the Primary Securities which are debt securities and related guarantees, if any (including any debt securities and related guarantees issued upon conversion, exchange or exercise of any preferred stock, debt securities or warrants), will constitute valid and binding obligations of U. S. Steel and the applicable guarantors, if any, subject to applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

3. The common stock (including any common stock duly issued upon conversion, exchange or exercise of any preferred stock, depositary shares, debt securities or warrants) will be validly issued, fully paid and non-assessable when: (a) the Registration Statement has become effective under the Securities Act; (b) an appropriate prospectus supplement with respect to the Primary Securities consisting of shares of common stock has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations; (c) final resolutions have been duly adopted by U. S. Steel’s Board of Directors or a duly authorized committee, authorizing the issuance and sale of the common stock as contemplated by the Registration Statement and any prospectus supplement relating thereto, and if in an underwritten offering, in accordance with the terms and conditions of the applicable underwriting agreement, and the common stock is issued in a manner consistent therewith; (d) the terms of the issuance and sale of the Primary Securities consisting of shares of common stock have been duly established in conformity with the certificate of incorporation and by-laws of U. S. Steel or any applicable law or agreement or instrument then binding on U. S. Steel; and (e) the certificates representing the common stock in the form of the specimen certificate examined by me shall have been duly executed, countersigned and registered and duly delivered to the purchasers thereof against payment of the agreed consideration therefor.

4. The preferred stock (including any preferred stock duly issued upon conversion, exchange or exercise of any preferred stock, depositary shares, debt securities or warrants) will be validly issued, fully paid and non-assessable when: (a) the Registration Statement has become effective under the Securities Act; (b) an appropriate prospectus supplement with respect to the Primary Securities consisting of shares of preferred stock has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations; (c) final resolutions have been duly adopted by U. S. Steel’s Board of Directors or a duly authorized committee, authorizing the issuance and sale of the preferred stock, including the adoption of a certificate of designation for the Primary Securities consisting of shares of preferred stock in accordance with the applicable provisions of the General Corporation Law of the State of Delaware, as contemplated by the Registration Statement and any prospectus supplement relating thereto, and if in an underwritten offering, in accordance with the terms and conditions of the applicable underwriting agreement, and the preferred stock is issued in a manner consistent therewith; (d) the filing of the certificate of designation with the Secretary of State of the State of Delaware has duly occurred; and (e) the terms of the issuance and sale of the Primary Securities consisting of shares of preferred stock have been duly established in conformity with the certificate of incorporation, including the certificate of designation, and by-laws of U. S. Steel or any applicable law or agreement or instrument then binding on U. S. Steel; and (f) the certificates representing the preferred stock shall have been duly executed, countersigned and registered and duly delivered to the purchasers thereof against payment of the agreed consideration therefor.

5. When (a) the Registration Statement has become effective under the Securities Act; (b) an appropriate prospectus supplement with respect to the Primary Securities which are warrants has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations; (c) final resolutions have been duly adopted by U. S. Steel’s Board of Directors or a duly authorized committee, authorizing the issuance and sale of the Primary Securities which are warrants and the Primary Securities into which the warrants are exercisable as contemplated by the Registration Statement and any prospectus supplement relating thereto, and if in an underwritten offering, in accordance with the terms and conditions of the applicable underwriting agreement, and the Primary Securities which are warrants are issued in a manner consistent therewith; (d) a warrant agreement relating to the Primary Securities which are warrants has been duly authorized, executed and delivered by the Company and the other parties thereto; (e) the terms of the Primary Securities which are warrants and of their issue and sale have been duly established in conformity with any warrant agreement relating to the Primary Securities which are warrants, so as to not violate any applicable law or agreement or instrument then binding on U. S. Steel; and (f) the Primary Securities which are warrants have been duly executed and delivered in accordance with such warrant agreement and issued and sold as contemplated in the Registration Statement and any prospectus supplement relating thereto, the Primary Securities which are warrants (including any warrants duly issued upon conversion, exchange or exercise of any preferred stock, depositary shares or debt securities) will constitute valid and binding obligations of U. S. Steel, subject to applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

6. When (a) the Registration Statement has become effective under the Securities Act; (b) an appropriate prospectus supplement with respect to the Primary Securities which are depositary shares has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations; (c) final resolutions have been duly adopted by U. S. Steel’s Board of Directors or a duly authorized committee, authorizing the issuance and sale of the Primary Securities that are depositary shares as contemplated by the Registration Statement and any prospectus supplement relating thereto, and if in an underwritten offering, in accordance with the terms and conditions of the applicable underwriting agreement, and the Primary Securities which are depositary shares are issued in a manner consistent therewith; (d) the terms of the Primary Securities which are depositary shares and of their issue and sale have been duly established in conformity with any deposit agreement relating to the Primary Securities which are depositary shares so as to not violate any applicable law or agreement or instrument then binding on U. S. Steel; (e) the preferred stock or common stock relating to such Primary Securities that are depositary shares have been duly issued and paid for in the manner contemplated in the Registration Statement or any prospectus supplement relating thereto; and (f) the receipts evidencing such Primary Securities which are depositary shares, if any, have been duly executed, authenticated and delivered in accordance with such deposit agreement and issued and sold as contemplated in the Registration Statement and any prospectus supplement relating thereto, the Primary Securities which are depositary shares (including any depositary shares duly issued upon conversion, exchange or exercise of any preferred stock, debt securities, or warrants) will constitute valid and binding obligations of U. S. Steel, subject to applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

7. When (a) the Registration Statement has become effective under the Securities Act; (b) an appropriate prospectus supplement with respect to the Primary Securities which are purchase contracts has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations; (c) final resolutions have been duly adopted by U. S. Steel’s Board of Directors or a duly authorized committee, authorizing the issuance and sale of the Primary Securities which are stock purchase contracts and the Primary Securities for which the stock purchase contracts may be settled as contemplated by the Registration Statement and any prospectus supplement and any purchase contract agreement relating thereto, and if in an underwritten offering, in accordance with the terms and conditions of the applicable underwriting agreement, and the Primary Securities which are stock purchase contracts are issued in a manner consistent therewith; (d) the terms of the Primary Securities which are stock purchase contracts and of their issue and sale and the Primary Securities for which the stock purchase contracts may be settled have been duly established in conformity with any stock purchase contract agreement relating to the Primary Securities which are stock purchase contracts so as to not violate any applicable law or agreement or instrument then binding on U. S. Steel; and (e) the Primary Securities which are stock purchase contracts have been duly executed and delivered in accordance with such stock purchase contract agreements and issued and sold as contemplated in the Registration Statement and any prospectus supplement relating thereto, the Primary Securities which are stock purchase contracts (including any stock purchase contracts duly issued upon conversion, exchange or exercise of any preferred stock, debt securities or warrants) will constitute valid and binding obligations of U. S. Steel, subject to applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

8. When (a) the Registration Statement has become effective under the Securities Act; (b) an appropriate prospectus supplement with respect to the Primary Securities which are stock purchase units has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations; (c) final resolutions have been duly adopted by U. S. Steel’s Board of Directors or a duly authorized committee, authorizing the issuance and sale of the stock purchase units and securities for which the Primary Securities which are stock purchase units may be settled as contemplated by the Registration Statement and any prospectus supplement relating thereto, and if in an underwritten offering, in accordance with the terms and conditions of the applicable underwriting agreement, and the Primary Securities which are stock purchase units are issued in a manner consistent therewith; (d) the terms of the Primary Securities which are stock purchase units and of their issue and sale and stock purchase units and securities for which the Primary Securities which are stock purchase units may be settled have been duly established in conformity with any purchase unit agreement relating to the Primary Securities which are stock purchase units so as to not violate any applicable law or agreement or instrument then binding on U. S. Steel; and (e) the Primary Securities which are stock purchase units have been duly executed and delivered in accordance with such stock purchase unit agreement and issued and sold as contemplated in the Registration Statement and any prospectus supplement relating thereto, the Primary Securities which are stock purchase units (including any stock purchase units duly issued upon conversion, exchange or exercise of any preferred stock, debt securities or warrants) will constitute valid and binding obligations of U. S. Steel, subject to applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

9. When (a) the Registration Statement has become effective under the Securities Act; (b) an appropriate prospectus supplement with respect to the Secondary Securities has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations; (c) final resolutions have been duly adopted by U. S. Steel’s Board of Directors or a duly authorized committee, authorizing the issuance and sale of the Secondary Securities and U. S. Steel shall have received the entire amount of the consideration contemplated by U. S. Steel’s Board of Directors or a duly authorized committee authorizing the issuance of such Secondary Securities; (d) the terms of the Secondary Securities have been duly established so as to not violate any applicable law or agreement or instrument then binding on U. S. Steel; and (e) the Secondary Securities have been duly executed and delivered and sold as contemplated in the Registration Statement and any prospectus supplement relating thereto, the Secondary Securities will (x) in the case of Secondary Securities consisting of common or preferred stock, be duly authorized, validly issued, fully paid and non-assessable or (y) in the case of Secondary Securities consisting of debt securities, warrants, depositary shares, purchase contracts, purchase units or guarantees, constitute valid and binding obligations of U. S. Steel and any applicable guarantor, subject to applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

I express no opinion herein concerning any law other than the federal securities laws of the United States and the Delaware General Corporation Law.

I consent to the filing of this opinion as an exhibit to the Registration Statement and to my name under the heading “Legal Matters” in the Prospectus. In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Arden T. Phillips

Arden T. Phillips